UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                             OHIO VALLEY BANC CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    previously.  Identify  the previous filing by registration statement number,
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
                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             Wednesday, May 9, 2007
                                    5:00 p.m.

                                                                Gallipolis, Ohio
                                                                  April 18, 2007

To the Shareholders of
Ohio Valley Banc Corp.

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Ohio Valley Banc Corp. (the "Company") will be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, the 9th day of May, 2007, at 5:00 p.m., Eastern Daylight Saving Time, for the following purposes:

         1. To elect four Directors of the Company, each to serve for a three-year term; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     Only holders of common shares of the Company of record at the close of business on March 20, 2007 will be entitled to vote at the Annual Meeting and any adjournment.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the enclosed postage-paid, return-addressed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person if you are a registered shareholder. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of your proxy.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Jeffrey E. Smith
                                           -------------------------------------
                                           Jeffrey E. Smith
                                           President and Chief Executive Officer

                             OHIO VALLEY BANC CORP.
                                  P.O. Box 240
                             Gallipolis, Ohio 45631

                                                                  April 18, 2007

                                 PROXY STATEMENT

     This proxy statement and the accompanying proxy are first being mailed on or about April 18, 2007 to shareholders of Ohio Valley Banc Corp. (the "Company") regarding the Annual Meeting of Shareholders to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 9, 2007, at 5:00 p.m., Eastern Daylight Saving Time (the "Annual Meeting").

     A proxy for use at the Annual Meeting accompanies this proxy statement and is solicited by the Board of Directors of the Company. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy in the envelope provided. Without affecting any vote previously taken, you may revoke your proxy at any time before it is voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth on the cover page of this proxy statement; (2) by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or (3) if you are the registered owner of your common shares, by attending the Annual Meeting and giving notice of revocation in person. If your common shares are held in the name of your broker/dealer, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker/dealer, financial institution or other holder of record indicating how many common shares you were the beneficial owner of on March 20, 2007, the record date for voting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     If you hold your common shares in "street name" with a broker, financial institution or other holder of record, you may be eligible to appoint your proxy electronically via the Internet or telephonically and you may incur costs associated with the electronic access. If you hold your common shares in street name, you should review the information provided to you by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the street name common shares and how to revoke previously given instructions.

     Only shareholders of record at the close of business on March 20, 2007, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. As of March 20, 2007, 4,179,255 common shares were outstanding and entitled to vote at the Annual Meeting. Each common share entitles the holder thereof to one vote on each matter submitted to the shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Company's Board of Directors other than the Internet access and telephone usage charges a shareholder may incur if a proxy is appointed electronically through a holder of record. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, telephone, facsimile, electronic mail or personal contact. The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

     If you are a participant in the Ohio Valley Banc Corp. Employee Stock Ownership Plan (the "ESOP") and common shares have been allocated to your account in the ESOP, you will be entitled to instruct the trustee of the ESOP how to vote those common shares and you will receive your voting instructions separately. If no instructions are given by you to the trustee of the ESOP, the trustee will vote the common shares allocated to your ESOP account in its sole discretion.

     The inspectors of election appointed for the Annual Meeting will tabulate the results of shareholder voting. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES", or "VOTE FOR ALL EXCEPT" or not at all. Brokers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the brokers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters such as the election of Directors. However, brokers who hold common shares in street name may not vote such common shares on non-routine matters, including proposals to approve equity-based compensation plans, without specific instructions from the customer who owns the common shares. Proxies that are signed and submitted by brokers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

     The Annual Report of the Company for the fiscal year ended December 31, 2006, including financial statements, is being delivered with this proxy statement.

              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates, as of March 20, 2007, certain information concerning the only shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common shares of the Company.

                               No. of Common Shares and               Percent of
Name and Address            Nature of Beneficial Ownership             Class (1)
----------------            ------------------------------             ---------

Morris and Dorothy                    330,335 (2)                         7.90%
Haskins Foundation, Inc.
1767 Chestnut Street
Bowling Green, KY  42101

(1) The percent of class is based upon 4,179,255 common shares outstanding as of March 20, 2007.

(2) Based on information contained in a Schedule 13G filing with the Securities and Exchange Commission (the "SEC"), dated January 19, 2007. Carol H. Wedge and Paul D. Wedge, Jr. share voting and investment power over the 330,335 common shares owned by the Morris and Dorothy Haskins Foundation, Inc.


     The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of March 20, 2007, for each current Director, each nominee for election to the Board of Directors, each executive officer named in the Summary Compensation Table and all current Directors and executive officers as a group.

                            No. of Common Shares
                                and Nature of
Name                        Beneficial Ownership (1)        Percent of Class (2)
----                        ------------------------        --------------------

Anna P. Barnitz                    1,394  (3)                       .03%
W. Lowell Call                    22,441  (4)                       .54%
Steven B. Chapman                  1,668  (5)                       .04%
Robert E. Daniel                     514  (6)                       .01%
Robert H. Eastman                 69,827  (7)                      1.67%
Katrinka V. Hart (8)              10,383  (9)                       .25%
Harold A. Howe                    15,314  (10)                      .37%
E. Richard Mahan (8)               7,508  (11)                      .18%
Larry E. Miller, II (8)            8,773  (12)                      .21%
Brent A. Saunders                  5,759  (13)                      .14%
Scott W. Shockey (8)               2,447  (14)                      .06%
Jeffrey E. Smith (8)              19,451  (15)                      .47%
Roger D. Williams                    613  (16)                      .01%
Lannes C. Williamson               4,599  (17)                      .11%
Thomas E. Wiseman                 15,615  (18)                      .37%

All Directors and executive      186,306  (19)                     4.46%
officers as a Group
(15 persons)

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded down to the nearest whole common share. The Company has never granted options to purchase its common shares. The mailing address for each of the current Directors and executive officers of the Company is P.O. Box 240, Gallipolis, Ohio 45631.

(2) The percent of class is based on 4,179,255 common shares outstanding on March 20, 2007.

(3) Represents 1,334 common shares held jointly by Mrs. Barnitz and her spouse, as to which she shares voting and investment power; and 60 common shares held by Mrs. Barnitz as custodian for her children.

(4) Represents common shares held in a living trust account with Mr. Call and his spouse, as to which they share voting and investment power.

(5) Includes 1,558 common shares held jointly by Mr. Chapman and his spouse, as to which he shares voting and investment power. The number shown also includes 110 common shares held by a broker for Mr. Chapman's spouse in a self-directed individual retirement account, as to which she has sole voting and investment power.

(6) Includes 514 common shares held jointly by Mr. Daniel and his spouse, as to which he shares voting and investment power.

(7) Includes 43,362 common shares held jointly by Mr. Eastman and his spouse,as to which he shares voting and investment power.

(8)  Executive officer of the Company named in the Summary Compensation Table.

(9)  Includes 6,672 common shares held for the account of Ms. Hart in the ESOP.

(10) Includes 8,131 common shares held jointly by Mr. Howe and his spouse, as to which he shares voting and investment power; 6,902 common shares held in a self-directed individual retirement account at Ohio Valley Bank, as to which Ohio Valley Bank has voting power and Mr. Howe has investment power; and 280 common shares held jointly by Mr. Howe and his children as to which he shares voting and investment power.

(11) Includes 3,740 common shares held jointly by Mr. Mahan and his spouse,as to which he shares voting and investment power; 95 common shares held by Mr. Mahan as custodian for his niece; and 3,673 common shares held for the account of Mr. Mahan in the ESOP.

(12) Includes 3,627 common shares held jointly by Mr. Miller and his spouse, as to which he shares voting and investment power; and 5,146 common shares held for the account of Mr. Miller in the ESOP.

(13) Includes 2,305 common shares held jointly by Mr. Saunders and his spouse,as to which he shares voting and investment power; 669 common shares held by Mr. Saunders as custodian for the benefit of his children; and 213 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Saunders has investment power.

(14) Includes 2,030 common shares held for the account of Mr. Shockey in the ESOP.

(15) Includes 499 common shares held by Mr. Smith's spouse, as to which she has sole voting and investment power; 279 common shares held by Mr. Smith's spouse as custodian for the benefit of his daughter as to which Mr. Smith's spouse exercises sole voting and investment power; and 14,169 common shares held for the account of Mr. Smith in the ESOP.

(16) Represents common shares held by Mr. Williams' spouse, as to which she has sole voting and investment power.

(17) Includes 22 common shares held by Mr. Williamson's spouse, as to which she has sole voting and investment power; and 4,067 common shares held by a broker in a self-directed individual retirement account, as to which the broker has voting power and Mr. Williamson has investment power.

(18) Includes 14,547 common shares held jointly by Mr. Wiseman and his spouse,as to which he shares voting and investment power; and 1,067 common shares held by Mr. Wiseman as custodian for the benefit of his children.

(19) See Notes (3) through (7) and (9) through (18) above.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's Directors and executive officers, as well as any persons holding more than 10% of the Company's outstanding common shares, are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC for such filings, and the Company is required to disclose in this proxy statement any failure to file by those dates. Based on its review of (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the Company's 2006 fiscal year and (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed by them for the Company's 2006 fiscal year, the Company believes that all SEC filing requirements were met, except that Brent A. Saunders, a Director of the Company, did not timely file a Form 4 reporting the disposal of 26 of the Company's common shares in an investment club in October 2006.

                       PROXY ITEM 1: ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eleven members - four in the class whose terms expire at the Annual Meeting, three in the class whose terms expire in 2008 and four in the class whose terms expire in 2009.
Section 2.02(C) of the Company's Regulations provides that the Directors may change the number of Directors and fill any vacancy created by an increase in the number of Directors (provided that the Directors may not increase the number of Directors to more than twelve or reduce the number of Directors to less than five).

     The Board of Directors has reviewed, considered and discussed each Director's relationships, both direct and indirect, with the Company or any of its subsidiaries and the compensation and other payments each Director has, either directly or indirectly, received from or made to the Company or any of its subsidiaries in order to determine whether such Director qualifies as independent under Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market ("Nasdaq"), and has determined that the Board has at least a majority of independent Directors. The Board of Directors has determined that each of the following Directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a Director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Bank, ownership of securities issued by the Company, and ownership of common shares of the Company as described in this proxy statement) and thus qualifies as an independent Director under Nasdaq Marketplace Rule 4200(a)(15): Anna P. Barnitz, W. Lowell Call, Steven B. Chapman, Robert E. Daniel, Robert H. Eastman, Roger D. Williams, Lannes C. Williamson and Thomas E. Wiseman.

     The Board of Directors proposes that each of the four nominees identified below be re-elected for a new three-year term. Each nominee was recommended to the Board of Directors by the Nominating and Corporate Governance Committee. Each person elected as a Director at the Annual Meeting will hold office for a term of three years and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. The four nominees for election as Directors receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of the Board of Directors' nominees unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will be counted for quorum purposes, but will not be counted toward the election of Directors or toward the election of the individual nominees specified on the proxy.

     The following table gives certain information, as of March 20, 2007, concerning each nominee for election as a Director of the Company. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2010

                                                    Position(s) Held with the Company
                                                    and its Principal Subsidiaries and         Director of the     Director of the
Name                                  Age                 Principal Occupation(s)                  Bank Since        Company Since
----                                  ---            ----------------------------------         ---------------     ---------------
Steven B. Chapman                     60             Certified Public Accountant, Chapman &            1999               2001
                                                     Burris CPA's LLC (Partner)

Robert E. Daniel                      66             Administrator, Holzer Clinic                      2005               2006
                                                     (multispecialty physician group practice)

Robert H. Eastman                     66             President of Ohio Valley Supermarkets, Inc.       1986               1992
                                                     (retail grocery stores)

Jeffrey E. Smith                      57             President and Chief Executive Officer             1987               1992
                                                     of the Company and the Bank

The Board of Directors recommends that shareholders vote FOR the election of the above nominees.

     While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a Director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees named above will be unavailable or unable to serve if elected to the Board.

     The following table gives certain information concerning the current Directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

                      DIRECTORS WITH TERMS EXPIRING IN 2008

                                                    Position(s) Held with the Company
                                                    and its Principal Subsidiaries and         Director of the     Director of the
Name                                 Age                 Principal Occupation(s)                  Bank Since        Company Since
----                                 ---            ----------------------------------         ---------------     ---------------
W. Lowell Call                       70             Retired; Vice President of Bob Evans Farms,       1987               1992
                                                    Inc. (restaurant operator and food
                                                    products) from 1955 until 2001

Harold A. Howe                       56             Self-employed (real estate investments and        1998               2005
                                                    rentals); and President, Ohio Valley Financial
                                                    Services Agency, LLC

Brent A. Saunders                    49             Attorney at Law,                                  2001               2003
                                                    Halliday, Sheets & Saunders (Partner)

                      DIRECTORS WITH TERMS EXPIRING IN 2009

                                                    Position(s) Held with the Company
                                                    and its Principal Subsidiaries and         Director of the     Director of the
Name                                 Age                 Principal Occupation(s)                  Bank Since        Company Since
----                                 ---            ----------------------------------         ---------------     ---------------
Anna P. Barnitz                      44             Treasurer and Chief Financial Officer, Bob's      2001               2003
                                                    Market and Greenhouses, Inc.
                                                    (horticultural products for wholesale
                                                    distribution and retail landscaping stores)

Roger D. Williams                    56             President, Bob Evans Restaurants, a division of   2005               2006
                                                    Bob Evans Farms, Inc. (restaurant operator and
                                                    food products) since August 2006. Executive
                                                    Vice President of Food Products Division, Bob
                                                    Evans Farms, Inc. from 1995 until August 2006

Lannes C. Williamson                 62             President, L. Williamson Pallets, Inc.            1997               2000
                                                    (sawmill; pallet manufacturing; and wood
                                                    processing)

Thomas E. Wiseman                    48             President, The Wiseman Agency, Inc. (insurance    1992               1992
                                                    and financial services)

     There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Meetings of and Communications with the Board of Directors

     The Board of Directors held a total of twelve (12) meetings during 2006. Each incumbent Director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Director served, in each case during the Director's period of service in 2006 . In accordance with applicable Nasdaq Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

     The Company encourages all incumbent Directors and Director nominees to attend each annual meeting of shareholders. All of the incumbent Directors and Director nominees attended the Company's last annual meeting of shareholders held on May 10, 2006.

     The Company has an informal process by which shareholders may communicate directly with Directors. Any communication to the Board may be mailed to Thomas
E. Wiseman, Lead Director, in care of Investor Relations at the Company's headquarters, P.O. Box 240, Gallipolis, Ohio 45631. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." There is no screening process, and all shareholder communications that are received for the Board's attention will be forwarded to all Directors. The Board may consider the development of more specific communication procedures in the future, including procedures whereby shareholders may communicate directly with specific Directors.

Committees of the Board

     The Board of Directors has four standing committees: the Audit Committee, the Compensation and Management Succession Committee, the Executive Committee and the Nominating and Corporate Governance Committee.

Audit Committee

     The Audit Committee is comprised of Anna P. Barnitz, W. Lowell Call, Steven
B. Chapman (Chairman) and Lannes C. Williamson. The Board of Directors has determined that each member of the Audit Committee qualifies as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act.

     The Board of Directors believes that each member of the Audit Committee has substantial financial experience and is highly qualified to discharge such member's duties. Additionally, the Board of Directors has determined that Steven
B. Chapman qualifies
     as an "audit committee financial expert" for purposes of Item 401(h) of SEC Regulation S-K based on his training and experience as a Certified Public Accountant. The Board of Directors has determined that Mr. Chapman is capable of
(i) understanding accounting principles generally accepted in the United States ("US GAAP") and financial statements, (ii) assessing the general application of US GAAP in connection with the accounting for estimates, accruals and reserves,
(iii) analyzing and evaluating the Company's  consolidated financial statements,
(iv) understanding internal control over financial reporting, and (v) understanding audit committee functions.

     The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Audit Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. The Audit Committee is responsible for:

o overseeing the accounting and financial reporting process of the Company and audits of the Company's financial statements;

o monitoring the Company's financial reporting process and internal control system;

o  overseeing the certification process and other laws and regulations impacting
   the  Company's   quarterly  and  annual  financial   statements  and  related
   disclosure controls;

o reviewing and evaluating the audit efforts of the Company's independent registered public accounting firm and the Company's internal auditing department;

o providing an open avenue of communication among the Company's independent registered public accounting firm, financial and senior management, internal auditing department and the Board of Directors;

o appointing, compensating and overseeing the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or performing related work; and

o establishing procedures for the receipt,retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

     In addition, the Audit Committee reviews and pre-approves all audit and permitted non-audit services provided by the Company's independent registered public accounting firm and ensures that the registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out such other responsibilities as may be delegated to the Audit Committee by the full Board.

     The Audit Committee held eleven meetings during the 2006 fiscal year. The Report of the Audit Committee for the 2006 fiscal year begins on page 8.

Compensation and Management Succession Committee

     The Compensation and Management Succession Committee is comprised of W. Lowell Call, Robert H. Eastman and Thomas E. Wiseman (Chairman). The Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15). In addition, the Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

     The Compensation and Management Succession Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation and Management Succession Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. The Compensation and Management Succession Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.

     The purpose of the Compensation and Management Succession Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company's Directors and executive officers and to prepare an annual report on executive compensation for inclusion in the proxy statement for the Company's annual meeting of shareholders. The Compensation and Management Succession Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

     The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the Chief Executive Officer), evaluating such executive officers' performance in light of those goals and objectives and determining compensation based on that evaluation. The Compensation and Management Succession Committee is also responsible for reviewing the Company's incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary. The Compensation and Management Succession Committee also reviews any severance or other termination arrangements to be entered into with the Company's executive officers.

     The Compensation and Management Succession Committee held six meetings during the 2006 fiscal year. The Report of the Compensation and Management Succession Committee on executive compensation relating to the 2006 fiscal year begins on page 15.

Executive Committee

     The Executive Committee is comprised of Steven B. Chapman, Robert H. Eastman, Harold A. Howe, Brent A. Saunders, Jeffrey E. Smith (Chairman) and Thomas E. Wiseman. The Executive Committee is authorized to act in the intervals between meetings of the Directors on matters delegated by the full Board. There were six meetings of the Executive Committee during the 2006 fiscal year.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee consists of Steven B. Chapman, Robert H. Eastman (Chairman) and Thomas E. Wiseman. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15). The purposes of the Nominating and Corporate Governance Committee are to:

o identify qualified candidates for election, nomination or appointment to the Board and recommend to the full Board a slate of Director nominees for each annual meeting of the shareholders of the Company;

o make recommendations to the full Board regarding the Directors who shall serve on committees of the Board; and

o undertake such other responsibilities as may be referred to the Nominating and Corporate Governance Committee by the full Board.

     The Nominating and Corporate Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Nominating and Corporate Governance Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. The Nominating and Corporate Governance Committee held two meetings during the 2006 fiscal year.

Nominating Procedures

     As described above, the Company has a standing Nominating and Corporate Governance Committee that has the responsibility to identify and recommend individuals qualified to become Directors. The Nominating and Corporate Governance Committee recommended the nominees for election as Directors at the Annual Meeting. When considering potential candidates for the Board, the Nominating and Corporate Governance Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company's shareholders. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating Director candidates including experience, reputation and geographic location. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating and Corporate Governance Committee. From time to time, the Nominating and Corporate Governance Committee may deem it prudent to recruit individuals with education and expertise in a specific discipline, such as accounting, finance or law.

     In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. However, the Nominating and Corporate Governance Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a Director. Additionally, the Company is a highly-regulated institution and all Director candidates are subject to the requirements of applicable federal and state banking laws and regulations.

     The Nominating and Corporate Governance Committee considers candidates for the Board from any reasonable source, including recommendations from shareholders and existing Directors. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

     Shareholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by writing to Robert H. Eastman, the Chairman of the Nominating and Corporate Governance Committee, at the Company's executive offices, P.O. Box 240, Gallipolis, Ohio 45631. The recommendation should give the candidate's name, age, business address, residence address, principal occupation or employment and number of common shares beneficially owned. The recommendation should also describe the qualifications, attributes, skills or other qualities of the recommended Director candidate. A written statement from the candidate consenting to be named as a Director candidate and, if nominated and elected, to serve as a Director should accompany any such recommendation.

     Shareholders who wish to nominate an individual for election as a Director at an annual meeting of the shareholders of the Company must comply with the Company's Code of Regulations regarding shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Robert H. Eastman, the Chairman of the Nominating and Corporate Governance Committee, at the Company's executive offices, P.O. Box 240, Gallipolis, Ohio 45631, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Chairman of the Nominating and Corporate Governance Committee not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Each nomination must contain the following information to the extent known by the nominating shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of common shares of the Company that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; (e) the number of common shares of the Company beneficially owned by the nominating shareholder; and (f) any other information required to be disclosed with respect to a nominee for election as a Director under the proxy rules promulgated under the Exchange Act. Nominations not made in accordance with the Company's Code of Regulations will not be considered.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

The following are the executive officers of the Company:

                                           Position(s) Held with the Company
Name                     Age                 and its Principal Subsidiaries                       Business Experience
----                     ---               ---------------------------------                      -------------------
Jeffrey E. Smith          57    President and Chief Executive Officer of the Company and the      Commercial banker for 34
                                Bank since 2000. Chairman of the Executive Committee of the       years
                                Company and the Bank since 2000.

Scott W. Shockey          37    Vice President and Chief Financial Officer of the Company; and    Commercial banker for 14
                                Senior Vice President and Chief Financial Officer of the Bank     years
                                since December 2004.

E. Richard Mahan          61    Senior Vice President and Secretary of the Company; and           Commercial banker for 33
                                Executive Vice President and Secretary of the Bank since 2000.    years

Larry E. Miller, II       42    Senior Vice President and Treasurer of the Company; and           Commercial banker for 20
                                Executive Vice President and Treasurer of the Bank since 2000.    years

Katrinka V. Hart          48    Senior Vice President and Risk Management Officer of the          Commercial banker for 27
                                Company since 2004; Executive Vice President and Risk             years
                                Management Officer of the Bank
                                since 2003.

                      Compensation Discussion and Analysis

Overview of Compensation Program

     The Compensation and Management Succession Committee is comprised of W. Lowell Call, Robert H. Eastman and Thomas E. Wiseman (Chairman). The Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as independent under Nasdaq Marketplace Rule 4200(a)(15). In addition, the Board of Directors has determined that each member of the Compensation and Management Succession Committee qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act.

     The Compensation and Management Succession Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. A current copy of the charter of the Compensation and Management Succession Committee is posted on the Company's website at www.ovbc.com under "About Us" in the Ohio Valley Banc Corp. section. The Compensation and Management Succession Committee periodically reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary.

     The purpose of the Compensation and Management Succession Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's Directors and executive officers and to prepare an annual report on executive compensation for inclusion in the proxy statement for the Company's annual meeting of shareholders. The Compensation and Management Succession Committee will also carry out such other responsibilities as may be delegated to it by the full Board.

     The Compensation and Management Succession Committee is responsible for reviewing and approving goals and objectives relevant to the compensation of the Company's executive officers (including the named executive officers), evaluating such executive officers' performance in light of those goals and
objectives  and  determining   compensation   based  on  that  evaluation.   The
Compensation and Management Succession Committee is also responsible for reviewing the Company's incentive compensation programs and retirement plans, and recommending changes to such programs and plans to the Board of Directors as necessary. The Compensation and Management Succession Committee also reviews any severance or other termination arrangements to be entered into with the Company's executive officers.

Management's Role in Compensation Decisions

     While the Committee makes all compensation decisions regarding the named executive officers, the Committee utilizes data and reports as required by the wage and salary administration plan described elsewhere in this Compensation
Discussion  and  Analysis.  Some  of this  data  is  prepared  or  assembled  by management and includes, but is not limited to, peer analysis of comparable financial industry job grades, cost of living adjustments, and total compensation benchmarking primarily for Ohio and the Midwest Region of the United States. The Committee regularly conducts executive sessions, without the presence of management, in fulfilling its responsibilities pursuant to its charter.

Compensation Philosophy and Objectives

     The executive officers of the Company receive no compensation from the Company. Instead, they are paid by the Bank for services rendered in their capacity as executive officers of the Bank. The compensation program is designed to recognize and reward individual contribution toward the accomplishment of specific, measurable organizational goals.

     The objectives of the compensation programs of the Company and the Bank are:

o compensation of the Company's executive officers and non-executive officers should be directly linked to corporate operating performance;

o in the aggregate, executive officers and non-executive officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry.

     The Company has no policy for allocating between long-term and short-term compensation or allocating between cash and non-cash components.

Executive Compensation Components

     The components of the compensation program are: a base salary, performance-based incentive compensation, retirement plans and insurance benefits. Other than the employee stock ownership plan, the Company has no equity-based compensation plans.

     In 1993, the Company adopted a comprehensive wage and salary administration plan for the Company and the Bank to be used for all employees, including executive officers. That plan consists of a job grading process for all jobs in the Company, a performance appraisal process, and a periodic total compensation benchmarking process to determine compensation market ranges for all job grades. The components of this plan apply to both executive officers and non-executive officers. In 2001, a revised compensation market range was developed by Crowe Chizek and Company LLC ("Crowe Chizek") for all positions within the Company, including those of the named executive officers. These ranges were reviewed in 2006 using data from the Crowe Chizek Ohio Financial Institutions Compensation Survey, which reported on 3 subsets: 11 Ohio financial institutions with total assets greater than $500 million, 44 financial institutions in all asset sizes, and 41 financial institutions in market populations of less than 100,000. The Crowe Chizek Midwest Regional Financial Institutions Survey also provided compensation data on 3 subsets: 28 financial institutions in the states of Illinois, Indiana, Michigan, and Ohio with total assets from $500 million to $1 billion; 190 financial institutions in those states in all asset sizes; and financial institutions in those states in market populations of less than 100,000.

     The Compensation and Management Succession Committee seeks to utilize the four components of the Company's compensation program in concert with the comprehensive wage and salary administration plan, including the individual annual performance appraisal and the periodic benchmarking of all job grades, to ensure that employees who are performing "as expected" will be compensated in the middle one-third of the respective market range for similar jobs in the financial industry. The possible performance standards and their respective point values of the plan are: well below expectations (1), below expectations
(2), as expected (3),  exceeds  expectations  (4), and far exceeds  expectations
(5).

Base Salary

     The objective of the base salary component of the cash compensation plan is to maintain a consistently applied and comprehensively administered system which evaluates and compensates both executive and non-executive officers. This system seeks to recognize and reward individual performance. In addition, the system periodically benchmarks jobs in the banking and financial services industry to insure the Company's officers are compensated competitively by job grade and pay range as compared to other financial services companies similar in size to the Company.

     The Compensation and Management Succession Committee, as referenced above, annually conducts a performance appraisal to evaluate the ability of Mr. Smith and the other named executive officers in achieving the expected requirements of their jobs based on the following 10 specific criteria (the "Evaluation Criteria"): 1) job knowledge-information, 2) priority setting, 3) delegation of duties, 4) decisiveness, 5) creativity, 6) written and oral communication, 7) initiative and adaptability, 8) teamwork and open-mindedness, 9) work efficiency and follow-through, and 10) goal setting. The evaluation conducted by the Compensation and Management Succession Committee assessed the executive officers' performance in each of the 10 criteria on a range from 1, the lowest, to 5, the highest, in increments of .25. The higher an officers' performance on the 10 criteria, the higher the officer will be paid within the pay range established through the benchmarking process. The Compensation and Management Succession Committee desires to have total compensation for each officer in the range rather than just the base salary. These performance ratings and positions in the marketplace range generated base salaries for 2006 and 2007 as described below.

     In late 2005, the Company benchmarked the pay range established for each position using the services of Crowe Chizek. Survey data from Crowe Chizek, ERI Salary Assessor and Watson Wyatt were used in conjunction with data gathered from employers in the Company's immediate market area. Range midpoints from the surveys were averaged to determine a common midpoint for each range. The company adjusted its existing range midpoints to within +/- 10% of the benchmark project output thereby creating a new range for 2006. The pay range for each job consists of three levels: a lower one-third, a middle one-third and an upper one-third. Each officer's base salary increase was then determined based on their annual performance appraisal and the position of their expected total compensation within the marketplace range. As referenced earlier in this discussion, the Compensation and Management Succession Committee utilized two different compensation surveys of base salary adjustments to determine the scope of changes to base salaries. The objective of this structured approach to salary adjustments is to remain competitive in the recruitment and retention of management within the marketplace. In 2006, the application of this process led to base salaries companywide being increased on average 3.54% compared to 2005. The 2006 base salaries resulting from this process for the named executive officers were: Jeffrey E. Smith, $146,581; Katrinka V. Hart, $74,304; E. Richard Mahan, $74,794; Larry E. Miller, $74,304; and Scott W. Shockey, $48,378.

     In 2006, the Compensation and Management Succession Committee reviewed the base salary and range adjustment data from the 2006 editions of the compensation surveys referenced above. After analysis of the survey data, the Company adjusted the pay ranges of selected positions in order to reflect changes in the marketplace. As in years past, each officer's base salary increase was determined by their evaluation performance rating and the position of their total compensation within the marketplace range. In 2007, the application of this process led to base salaries companywide being increased on average 3.53% over 2006. The 2007 base salary resulting from this process for Jeffrey E. Smith was $151,902. The application of this process for the following named executive officers, including an amount necessary to adjust the existing range midpoints to within +/- 10% of the benchmark, determined the following base salaries:
Katrinka V. Hart, $89,658; E. Richard Mahan, $89,658; Larry E. Miller, $89,658; and Scott W. Shockey, $58,340.

Bonuses

     The objectives of the bonus component of the Company's compensation program are to: (i) motivate executive officers and other employees and reward such persons for the accomplishment of both short-term and long-term objectives of the Company and the Bank, (ii) reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to both annual and long-range business results and (iii) provide a fully competitive compensation package which will attract, reward, and retain individuals of the highest quality.

     The aggregate bonus paid annually to employees, both executive and non-executive, has two elements: a component based on progress toward long range business objectives (the "Long Range Bonus") and a component based on annual results (the "Annual Results Bonus"). The objective of these two components is to provide an appropriate balance in emphasis between long-term performance and short-term results.

     The aggregate amount of the Long Range Bonus available for award to employees (both executive and non-executive) is determined by the Board of Directors in December of each year upon the recommendation of the Compensation and Management Succession Committee and solely in the discretion of that Committee and the full Board based upon the performance and financial condition of the Company during the year to date. Neither the aggregate bonus amount nor any individual bonus amount is based upon any objective goals or targets. The amount of the Long Range Bonus in 2006, which was paid to 76 employees, including the named executive officers, is a function of the individual employee's job performance using the Evaluation Criteria referenced above and the employee's job grade. The Board of Directors establishes a grid at the beginning of the year setting forth the relative allocation of the aggregate bonus to be paid to each employee based on the Evaluation Criteria and job grade, but the aggregate amount to be allocated and the individual performance rating based upon the Evaluation Criteria are not determined until the end of the year and are determined solely in the discretion of the Compensation and Management Succession Committee and the full Board of Directors.

     The aggregate amount of and the specific goals for the Annual Results Bonus are approved annually by the Board upon the recommendation of the Compensation and Management Succession Committee. The specific goals that are established for the Annual Results Bonus can consist of one or more specific targets such as: efficiency ratio, return on assets, return on equity, earnings per share growth, and asset quality. The specific goals for fiscal 2006, which were the same for all named executive officers, were target levels of: net earnings, earnings per share growth, return on assets, return on equity, asset quality and the efficiency ratio. The bonuses are paid only if the targets are met; there is no partial payment or extra payment for achieving to a lesser or greater degree. The Compensation and Management Succession Committee met with Mr. Smith and the other named executive officers four times during 2006 to review their individual performance as well as the progress toward the accomplishment of these annual results goals. The evaluation by the Compensation and Management Succession Committee resulted in no Annual Results Bonus for 2006.

     Goals for the 2007 Annual Results Bonus consist of target levels of earnings per share growth, return on assets, return on equity, asset quality, and the efficiency ratio.

Retirement Plans

     The Board of Directors has established several retirement plans, in order to both provide competitive compensation arrangements to attract talented employees, and also to provide a valuable incentive to retain talented employees once employed. Management expects that the plans not funded by annual contributions will be funded by bank owned life insurance policies previously purchased on the lives of all directors and certain officers of the Company.

     Profit Sharing Retirement Plan. The Company sponsors a qualified Profit Sharing Retirement Plan for all of its employees, including the named executive officers. Each employee who is at least 21 years of age, has completed 1,000 hours and one year of service to the Company and its subsidiaries, and is employed on the last day of the plan year is qualified to participate in the

Profit Sharing Retirement Plan. The Board of Directors determines the amount to contribute to the Profit Sharing Retirement Plan each December in its discretion based on the performance and financial condition of the Company. In December 2006, the Board of Directors voted to contribute $171,439 to the Profit Sharing Retirement Plan. Each participant received a pro rata share of this contribution as well as a pro rata share of reallocated forfeitures (such pro rata share, in each case, based upon such participant's eligible compensation). The named executive officers' share of the 2006 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 16.

     401(k) Retirement Plan. The Company sponsors a qualified 401(k) Plan under the Profit Sharing Retirement Plan. Participants' qualifications are identical to those of the Profit Sharing Retirement Plan. In cases where participants made deferrals to the 401(k) Plan, the Company made a matching contribution equal to 25% of the amount deferred by each employee, up to a maximum deferral amount of 4% of the participant's eligible compensation under the 401(k) Plan. The named executive officers' share of the 2006 contribution and reallocated forfeitures is reported in the Summary Compensation Table on page 16.

     Employee Stock Ownership Plan. The Company sponsors an Employee Stock Ownership Plan (the "ESOP") for all of its employees, including the named executive officers. Participant qualifications are identical to those of the Profit Sharing Retirement Plan. The Board of Directors determines the amount to contribute to the ESOP each December in its discretion based on the performance and financial condition of the Company. In December 2006, the Board of Directors voted to contribute $342,876 to the ESOP. Each participant's share of contributions and reallocated forfeitures is also identical to those of the Profit Sharing Retirement Plan. The named executive officers' share of the 2006 contributions and reallocated forfeitures is reported in the Summary Compensation Table on page 16.

         Executive Deferred Compensation Plan. The Company maintains a non-qualified executive deferred compensation plan for all the Company's executive officers. Participants in the deferred compensation plan, upon reaching age 65, are eligible to receive a distribution of their contributions, plus accrued interest earned at a designated rate on reinvestment of the contributions. In 2006, the rate paid was 6%. If a participant dies before reaching age 65 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 65 and had continued to make contributions to the plan. The Company believes that the cost of providing the benefit will be offset by earnings on life insurance contracts associated with the benefit.

     Supplemental Executive Retirement Plan. The Company maintains a non-qualified supplemental executive retirement plan (the SERP), titled "Salary Continuation Agreement" for certain of its executive officers. Participation in the SERP is at the discretion of the Board and is designed to supplement the retirement benefits of such participants. Currently, Jeffrey E. Smith is the only executive officer who participates in the SERP. The amount of Mr. Smith's annual benefit is $117,100 if Mr. Smith's employment is terminated on or after age 65 for any reason other than termination for "cause". Cause consists of gross negligence, gross neglect of duty, commission of a felony or gross misdemeanor involving moral turpitude, or fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with Mr. Smith's employment and resulting in an adverse effect on the Company.

     If Mr. Smith's employment is terminated other than for cause, or other involuntary non-disability early termination before normal retirement age (because Mr. Smith is eligible for early retirement), the Company will pay Mr. Smith an amount determined by calculating a 20-year fixed annuity from the Company's accrued liability, crediting interest on the unpaid balance at an annual rate of 7.5%, compounded monthly. The payments would be made monthly for 20 years.

     In the event of Mr. Smith's involuntary termination other than after normal retirement age or due to death, disability or cause, the amount payable is the accrued liability based on Mr. Smith's compensation for the plan year ending immediately prior to the date in which termination occurs, which is determined calculating a 20-year fixed annuity from the accrual balance, crediting interest on the unpaid balance at an annual rate of 7.5 percent, compounded monthly. Payments would be made monthly for 20 years.

     Director Retirement Plan. As a Director, Jeffrey E. Smith is a participant in the Director Retirement Plan. Participants in the Director Retirement Plan, upon reaching age 70, are eligible to receive 50% of the three (3) prior years' average total Directors' compensation. The benefit is payable for 120 months for Directors with 10 years of service or less. The benefit is payable for 240 months for Directors with more than 10 years of service. If a Director dies during active service, payment will be made to the Director's designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months. If the Director dies during the payment of benefits, payment will be made to the Director's designated beneficiary for the lesser of the remaining term or 60 additional months. The Company believes that the cost of providing the benefit will be offset by earnings on life insurance contracts associated with the benefit. If Mr. Smith had retired at December 31, 2006, his monthly payment would have been $905.56 for 240 months. If he had died on that date, his monthly benefit would have been $905.56 for 60 months.

Life Insurance

     Executive Life Insurance. In addition to optional life insurance that the Company makes available to all employees, the Company maintains life insurance on each of the named executive officers of the Company on which the Company paid the entire premium upon purchase in 1996. The Company is the sole owner of each policy, but the Company has entered into an agreement with each named executive officer agreeing to provide to such officer's designated beneficiary from the proceeds of the policy an amount equal to the lesser of (i) two times the officer's highest total annual compensation during any calendar year, including the year of the officer's death, or (ii) the face amount of the life insurance policy. The Company agrees not to sell, surrender or transfer the policy without giving the officer the option to purchase the policy for the cash surrender value of the policy.

     The following table sets forth the amount that would have been payable for each named executive officer covered by Executive Life Insurance at December 31, 2006:

                                 Benefit at
Name                         December 31, 2006
----                         -----------------
Jeffrey E. Smith                  $477,996
E. Richard Mahan                   254,184
Larry E. Miller, II                252,218
Katrinka V. Hart                   252,218

     Director Life Insurance. The Company maintains a life insurance policy for all Directors, with a death benefit of two times annual Director fees at time of death reduced by 35% at age 65 and 50% at age 70. The life insurance policies terminate upon retirement. Mr. Smith as an employee of a subsidiary of the Company, is excluded from this benefit under the terms of the Company's group term life insurance program.

Other Benefits

     Executive officers of the Company also receive benefits available to all employees, including group term life insurance, health insurance, short & long term disability, flexible compensation/cafeteria plan and optional life insurance.

     The decision-making process and compensation philosophy of the Company and the Bank were considered by the Compensation and Management Succession Committee when determining 2006 compensation for the named executive officers of the Company and the Bank. The Compensation and Management Succession Committee believes that the compensation earned by the named executive officers in 2006 was fair and reasonable when compared with executive compensation levels in the banking industry as reported in the marketplace range developed.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to any such persons in any fiscal year. Neither the Company nor the Bank has a policy requiring that all compensation in 2006 and thereafter to the covered officers be deductible under Section 162(m). The Boards of Directors of both companies do, however, consider carefully the after-tax cost and value to the Company and the Bank of all compensation.

             COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

     The Compensation and Management Succession Committee has reviewed and discussed this Compensation Discussion and Analysis with the Company's Management. Based on this review and discussion, the committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement and Annual Report on Form 10-K.

Submitted by:
Compensation and Management Succession Committee Members

Thomas E. Wiseman, Chairman
W. Lowell Call
Robert H. Eastman

                       Summary Compensation Table for 2006

     The following table summarizes the total compensation paid to or earned by each of the named executive officers for the three fiscal years ended December 31, 2006:

----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------
          Name and             Year     Salary       Bonus    Stock    Option    Non-Equity     Change in      All Other      Total
     Principal Position                 ($) (1)     ($) (2)   Awards   Awards    Incentive       Pension     Compensation      ($)
                                                               ($)      ($)        Plan        Value and       ($) (4)
                                                                                Compensation  Nonqualified
                                                                                    ($)         Deferred
                                                                                              Compensation
                                                                                                Earnings
                                                                                                 ($) (3)
            (a)                (b)        (c)         (d)       (e)      (f)        (g)            (h)            (i)          (j)
----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------
Jeffrey E. Smith               2006   $165,481(5)    $48,945     --       --          --          $92,243        $12,508    $319,177
   President and               2005    161,364(5)     73,358     --       --          --           83,472         12,408     330,602
   Chief Executive Officer     2004    150,442(5)     83,553     --       --          --           78,337         12,587     324,919
----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------
Scott W. Shockey               2006        48,378     34,024     --       --          --             --            4,803      87,205
   Vice President and          2005        46,044     44,118     --       --          --             --            5,061      95,223
   Chief Financial Officer     2004        43,940     40,012     --       --          --             --            5,292      89,244
----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------
E. Richard Mahan               2006        74,794     36,691     --       --          --             --            6,486     117,971
   Senior Vice President       2005        70,942     52,150     --       --          --             --            7,213     130,305
   and Secretary               2004        69,279     53,554     --       --          --             --            7,355     130,188
----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------
Larry E. Miller, II            2006        74,304     36,672     --       --          --             --            7,171     118,147
   Senior Vice President       2005        70,718     51,667     --       --          --             --            7,369     129,754
   and Treasurer               2004        67,790     48,266     --       --          --             --            7,202     123,258
----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------
Katrinka V. Hart               2006        74,304     36,672     --       --          --             --            6,441     117,417
   Senior Vice President       2005        70,718     51,667     --       --          --             --            7,108     129,493
   and Risk Management Officer 2004        68,468     48,266     --       --          --             --            7,339     124,073
----------------------------- ------- ------------ ---------- -------- -------- ------------- -------------- -------------- --------

(1)      Base salaries for the named executive officers are described on page 12

(2)      Bonuses for the named executive officers are described on page 13.

(3) The amounts in column (h) reflect the actuarial increase in the present value of Mr. Smith's benefits under the Salary Continuation Plan and the Director Retirement Plan, each of which is described on page 14, as follows:

                         Actuarial Increase in        Actuarial Increase in
                       Salary Continuation Plan      Director Retirement Plan
                       ------------------------      ------------------------
                 2006          $89,597                         $2,646
                 2005           81,080                          2,392
                 2004           76,179                          2,158

(4) The amount shown in column (i) reflects for each named executive officer:

o Company contributions and reallocated forfeitures under the Profit Sharing Retirement Plan, which is described on page 13.
o Company contributions and reallocated forfeitures under the 401(k) Plan, which is provided for under the Profit Sharing Retirement Plan and is described on page 14.
o Company contributions and reallocated forfeitures under the Employee Stock Ownership Plan, which is described on page 14.
o Instructor Fees for teaching a class to employees, and Service Awards for being employed by the Bank for a certain number of years.

(5) Includes Director's fees received by Mr. Smith totaling $18,900 in 2006 and 2005; and $19,550 in 2004.

                            Pension Benefits for 2006

     The following table shows the present value of accumulated benefits payable to the only named executive officer who received pension benefits in 2006:

-------------------------- --------------------------------- --------------------- ----------------------- -------------------------
           Name                       Plan Name                Number of Years       Present Value of        Payments During Last
                                                               Credited Service     Accumulated Benefit          Fiscal Year
                                                                     (#)                   ($)                       ($)
           (a)                           (b)                         (c)                   (d)                       (e)
-------------------------- --------------------------------- --------------------- ----------------------- -------------------------
Jeffrey E. Smith           SERP                                       10                 $427,289                    --
                           Director Retirement Plan                   10                   16,304                    --
-------------------------- --------------------------------- --------------------- ----------------------- -------------------------

     Descriptions of the SERP and the Director Retirement Plan are set forth under the headings "Compensation Discussion and Analysis - Supplemental Executive Retirement Plan" and "Compensation Discussion and Analysis - Director Retirement Plan" on page 14. The present value of accumulated benefits under the two plans is calculated based upon the discounted present value of payments for 20 years discounted by 6% per year.

                   Nonqualified Deferred Compensation for 2006

     The following table describes the nonqualified deferred compensation for the named executive officers who participated. A description of the Deferred Compensation Plan is set forth under the headings "Compensation Discussion and Analysis - Executive Deferred Compensation Plan" on page 14.

------------------------------------------------------------------------------------------------------------------------------------
        Name              Executive            Registrant        Aggregate Earnings         Aggregate          Aggregate Balance
                       Contributions in     Contributions in         in Last FY           Withdrawals/            at Last FYE
                           Last FY               Last FY                 ($)              Distributions               ($)
                             ($)                   ($)                                         ($)

        (a)                (b) (1)                 (c)                   (d)                   (e)                    (f)
-------------------- -------------------- --------------------- ----------------------- ---------------------- ---------------------
Jeffrey E. Smith            $10,000                --                   $8,396                 --                    $158,052
------------------------------------------------------------------------------------------------------------------------------------
Scott W. Shockey              5,000                --                      309                 --                      10,321
------------------------------------------------------------------------------------------------------------------------------------
Katrinka V. Hart              7,500                --                    3,914                 --                      76,449
------------------------------------------------------------------------------------------------------------------------------------
E. Richard Mahan             10,000                --                    7,554                 --                     143,182
------------------------------------------------------------------------------------------------------------------------------------

(1) Amounts represented in column (b) are included in column (c) of the Summary Compensation Table on page 16.

Post-termination or Change in Control Compensation

     Neither the Company nor any of its subsidiaries has executed a separate employment, severance or change in control agreement with any of the executive officers of the Company.

     Certain compensation plans provide benefits payable upon termination. Benefits payable to the named executive officers upon termination under the Executive Deferred Compensation Plan described under the heading "Compensation Discussion and Analysis - Retirement Plans - Executive Deferred Compensation Plan" and in the Nonqualified Deferred Compensation Plan table on page 17. Benefits payable to Mr. Smith under the SERP and the Director Retirement Plan are described under the heading "Compensation Discussion and Analysis - Retirement Plans - Supplemental Executive Retirement Plan" on page 14 and under the heading "Compensation Discussion and Analysis - Retirement Plans - Director Retirement Plan" on page 14 and are set forth in the Pension Benefits table on page 17. Benefits payable to named executive officers under executive and director life insurance policies are described under the heading "Compensation Discussion and Analysis - Executive Life Insurance" and "Compensation Discussion and Analysis - Director Life Insurance" on page 15.

     Regardless of the manner in which a named executive officer's employment terminates, the officer will be entitled to receive amounts earned during his or her employment under the Profit Sharing Retirement Plan, the 401(k) Plan and the ESOP. Named executive officers will also be entitled to benefits upon death or disability under group plans available to all employees of the Company or the Bank.

Director Compensation

     All of the Directors of the Company also serve as Directors of the Bank. Members of the Board of Directors of the Company receive compensation for their services rendered as Directors of the Bank, not the Company. In 2006, each Director who was not an employee of the Company or any of its subsidiaries received $550 per month for his or her service as a member of the Board of Directors of the Bank. Directors who were employees of one of the subsidiaries of the Company received $350 per month in 2006 for their services. In addition, each Director of the Bank received an annual retainer of $14,700 in 2006. The retainer was pro-rated for time served for new Directors of the Bank.

     In January 2005, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, established the position of Lead Director. The Lead Director's responsibilities are to chair Board and committee meetings in the absence of the Chief Executive Officer as well as chair the monthly meetings of the independent Directors. Thomas E. Wiseman has served as Lead Director since the position's establishment. In addition to the fees outlined above, Mr. Wiseman received $18,000 for his services as Lead Director in fiscal 2006.

     Each non-employee Director who was a member of the Executive Committee of the Bank (Steven B. Chapman, Robert H. Eastman, Harold A. Howe, Brent A. Saunders and Thomas E. Wiseman) received fees of $36,000 in 2006. This figure is pro-rated for time served for new members. Executive Committee members who are employees of the Bank (Jeffrey E. Smith, Chairman) receive no compensation for serving on the Executive Committee. The Executive Committee of the Bank met 37 times in 2006.

     The Company maintains a life insurance policy for all Directors with a death benefit of two times annual Director fees at time of death, reduced by 35% at age 65 and 50% at age 70. The life insurance policies terminate upon retirement.

     In December 1996, life insurance contracts were purchased by the Company for all Directors and certain officers. The Company is the owner of the contracts. The purpose of these contracts was to replace a current group life insurance program for executive officers, implement a deferred compensation plan for Directors and executive officers, implement a Director retirement plan, and implement a supplemental retirement plan for certain officers.

     Participants in the deferred compensation plan, upon reaching age 70, are eligible to receive a distribution of their contributions, plus accrued interest earned at a rate on reinvestment of the contributions that is not an above-market preferential rate. In 2006 the rate paid was 6%. If a participant dies before reaching age 70 and the participant qualifies, the distribution will be made to the participant's designated beneficiary in an amount equal to what the participant would have accumulated if the participant had reached age 70 and had continued to make contributions to the plan.

     Participants in the Director retirement plan, upon reaching age 70, are eligible to receive 50% of the three (3) prior years' average total Directors' compensation. The benefit is payable for 120 months for Directors with 10 years of service or less. The benefit is payable for 240 months for Directors with more than 10 years of service. If a Director dies during active service, payment will be made to the Director's designated beneficiary in an amount equal to what the Director would have received had the Director reached age 70, except the benefit term will be reduced to 60 months. If the Director dies during the payment of benefits, payment will be made to the Director's designated beneficiary for the lesser of the remaining term or 60 additional months.

     The following table summarizes the compensation paid to non-employee Directors for the fiscal year ended December 31, 2006:

                         Director Compensation for 2006
------------------------------------------------------------------------------------------------------------------------------------
         Name             Fees Earned     Stock      Option      Non-Equity       Change in Pension        All Other       Total
                              or          Awards     Awards       Incentive     Value and Nonqualified   Compensation       ($)
                         Paid in Cash      ($)         ($)          Plan        Deferred Compensation         ($)
                              ($)                               Compensation           Earnings
                                                                     ($)                 ($)

          (a)                 (b)          (c)         (d)           (e)                 (f)                (g) (1)         (h)
---------------------- ------------------ ---------- ----------- -------------- ------------------------- --------------- ----------
Anna P. Barnitz              $21,300          --         --            --                   $1,079            $114         $22,493
------------------------------------------------------------------------------------------------------------------------------------
W. Lowell Call                21,300          --         --            --                   24,390              70          45,760
------------------------------------------------------------------------------------------------------------------------------------
Steven B. Chapman             57,300          --         --            --                    4,445             327          62,072
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Daniel              21,300          --         --            --                   16,477              74          37,851
------------------------------------------------------------------------------------------------------------------------------------
Robert H. Eastman             57,300          --         --            --                    9,582             613          67,495
------------------------------------------------------------------------------------------------------------------------------------
Harold A. Howe                57,300          --         --            --                    2,875             327          60,502
------------------------------------------------------------------------------------------------------------------------------------
Brent A. Saunders             57,300          --         --            --                      485             427          58,212
------------------------------------------------------------------------------------------------------------------------------------
Roger D. Williams             21,300          --         --            --                    4,162             114          25,576
------------------------------------------------------------------------------------------------------------------------------------
Lannes C. Williamson          21,300          --         --            --                    5,872             114          27,286
------------------------------------------------------------------------------------------------------------------------------------
Thomas E. Wiseman             75,300          --         --            --                      527             362          76,189
------------------------------------------------------------------------------------------------------------------------------------

(1) Consists of the incremental cost of group term life insurance coverage on the lives of the Directors; and Service Awards for serving as a Director for certain number of years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank has had and expects to have in the future banking transactions in the ordinary course of the Bank's business with some of the Directors, officers and principal shareholders of the Company and entities with which they are associated. The Board of Directors has determined that all of the directors except Mr. Smith, Mr. Howe, and Mr. Saunders are "independent" under the listing standards of Nasdaq. In determining independence, the Board of Directors considered loan and deposit relationships with each Director. The rules of Nasdaq do not deem such relationships to disqualify a Director from being deemed independent. In addition, all loans and other extensions of credit were made and deposits accepted in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, the loans did not involve more than normal risk of collectibility or present other unfavorable features. As of the date of this Proxy Statement, all of such loans were performing loans. The Board of Directors does not believe such relationships interfere with the Directors' exercise of independent judgment in carrying out their responsibilities as Directors.

     The Board of Directors also considered the transactions described in "Compensation Committee Interlocks and Insider Participation", rental payments made to Mr. Eastman, and insurance premiums paid to The Wiseman Agency, Inc. (the "Wiseman Agency") and determined that such relationships, which do not disqualify a Director from being deemed independent, do not interfere with the Directors' exercise of independent judgment in carrying out their responsibilities as Directors.

     Any proposed loan between the Bank and a Director or executive officer of the Company is approved by the full Board of Directors. The Executive Committee approved the payment of insurance premiums to the Wiseman Agency. The Chief Executive Officer approved the issuance of promissory notes from the Company to the Wiseman Agency and to Mr. Eastman. All of such related party transactions entered into since January 1, 2006, have been ratified by the Audit Committee.

     The Board of Directors adopted a written policy in March 2007 requiring transactions over $120,000 involving the Company or a subsidiary of the Company and a "related party" with a direct or indirect material interest to be approved or ratified by the Audit

Committee. The Audit Committee's approval must be based on its determination that the transaction, first, is in or not inconsistent with the best interests of the Company, and second, is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party, or is for products or services from a related party of a nature, quantity or quality, or on other terms, that are not readily available from other sources. "Related parties" include directors, executive officers, beneficial holders of more than 5% of the outstanding common shares of the Company, their immediate family members, and firms, corporations and other entities in which any of them have certain relationships.

     Brent A. Saunders rendered legal services to the Company and its subsidiaries during the Company's 2006 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company's 2007 fiscal year.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation and Management Succession Committee during 2006 were Messrs. Wiseman, Call and Eastman. From time to time, the Company accepts loans from various persons to raise capital for ongoing operations and to fund the growth of the Company and its subsidiaries. These loans are evidenced by promissory notes which are sold by the Company in private placements to accredited investors without registration under the Securities Act of 1933, as amended. In June 2005, the Company issued a note to Robert H.
Eastman, a Director of the Company and a member of the Compensation and Management Succession Committee, and his spouse in the aggregate principal amount of $1,000,000. The principal amount of the note was repaid in full upon its maturity in December 2006 together with interest.

     The Company issued seven separate notes to the Wiseman Agency from November 2005 through November 2006 in the principal amount of $577,000 each. Thomas E. Wiseman, a Director of the Company and a member of the Compensation and Management Succession Committee, is the President of the Wiseman Agency. Mr. Wiseman and members of his immediate family own the Wiseman Agency. Each of the notes was repaid upon its maturity with interest in fiscal 2006.

                             AUDIT COMMITTEE MATTERS

Report of the Audit Committee of the Board of Directors for the Fiscal Year Ended December 31, 2006

     The Audit Committee has submitted the following report for inclusion in this proxy statement:

Role of the Audit Committee, the Independent Registered Public Accounting Firm and Management

     The Audit Committee consists of four Directors who qualify as independent under Nasdaq Marketplace Rules 4200(a)(15) and 4350(d)(2) as well as under Rule 10A-3 promulgated under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors.

     The Audit Committee appoints the Company's independent registered public accounting firm and oversees the Company's financial and reporting processes on behalf of the Board of Directors. Management is responsible for the Company's consolidated financial statements and its accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting. Management is also responsible for preparing its report on the establishment and maintenance of, and assessment of the effectiveness of, the Company's internal control over financial reporting. Crowe Chizek and Company LLC ("Crowe Chizek"), the independent registered public accounting firm employed by the Company for the 2006 fiscal year, is responsible for auditing the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its attestation report on management's assessment of the effectiveness of the Company's internal control over financial reporting.

Review and Discussion with Management and the Independent Registered Public Accounting Firm

     As part of its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company for the year ended December 31, 2006, including a discussion of the quality, and not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the audited financial statements. The Audit Committee also discussed with management and Crowe Chizek the adequacy and effectiveness of the Company's internal control over financial reporting and related accounting and financial controls. The Audit Committee also discussed with management and Crowe Chizek the interim financial and other information contained in the Company's earnings releases and SEC filings.

     The Audit Committee discussed with Crowe Chizek the matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards Nos. 61 and 90, Communication with Audit Committees, and, with and without management present, reviewed and discussed the results of Crowe Chizek's examination of the Company's consolidated financial statements.

     The Audit Committee also discussed with Crowe Chizek that firm's independence from the Company and its management. The Audit Committee obtained from Crowe Chizek a formal written statement, consistent with Independence Standards Board Standard No. 1., Independence Discussions with Audit Committees, describing all relationships between the Company and Crowe Chizek that might bear on Crowe Chizek's independence. The Audit Committee discussed with Crowe Chizek any relationships or services that might affect that firm's objectivity and satisfied itself as to Crowe Chizek's independence.

Management's Representations and Audit Committee Recommendations

     Management has represented to the Audit Committee that the Company's audited consolidated financial statements for the year ended December 31, 2006 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed with management and Crowe Chizek the audited consolidated financial statements, and management's report on the establishment and maintenance of, and assessments of the effectiveness of, the Company's internal control over financial reporting. Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management's report on the establishment and maintenance of, and assessment of the effectiveness of, the Company's internal control over financial reporting, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by:
Audit Committee Members

Steven B. Chapman, CPA; Chairman
Anna P. Barnitz
W. Lowell Call
Lannes C. Williamson

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

     Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair that firm's independence from the Company. The SEC's rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee's responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee has adopted, and the Board of Directors has ratified, an Audit and Non-Audit Services Pre-Approval Policy (the "Pre-Approval Policy"), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company's independent registered public accounting firm may be pre-approved.

     The purpose of the Pre-Approval Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

     Consistent with the SEC's rules, the Pre-Approval Policy provides two different approaches to pre-approving services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee ("general pre-approval") or require the specific pre-approval of the Audit Committee ("specific pre-approval"). The combination of these two approaches in the Pre-Approval Policy results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. As set forth in the Pre-Approval Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

     The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

     Appendices to the Pre-Approval Policy describe the services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add to or subtract from the list of general pre-approved services from time to time, based on subsequent determinations.

     All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Company's internal auditor and must include a detailed description of the services to be rendered. The internal auditor will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

     Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the internal auditor, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

     The Audit Committee has designated the internal auditor to monitor the performance of all services provided by the independent registered public accounting firm and to determine whether such services are in compliance with the Pre-Approval Policy. The internal auditor will report to the Audit Committee on a periodic basis on the results of this monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of the Pre-Approval Policy that comes to the attention of the internal auditor or any member of management.

Services Rendered by Independent Registered Public Accounting Firm

     In May 2006, the Audit Committee appointed the accounting firm of Crowe Chizek and Company LLC ("Crowe Chizek") to serve as the independent registered public accounting firm of the Company for 2006. All of the services rendered by Crowe Chizek to the Company during 2006 and 2005 were pre-approved by the Audit Committee. Fees billed for services rendered by Crowe Chizek for each of 2006 and 2005 were:

Audit Services. The aggregate fees billed by Crowe Chizek for the audit of the financial statements included in the Annual Report on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q for our fiscal years ended December 31, 2006 and 2005, were $194,250 and $184,500, respectively.

Audit-Related Fees. Audit related fees billed in 2006 totaled $17,742 and consisted of accounting, disclosures and other related discussions regarding actual or proposed transactions. For 2005, Crowe Chizek provided services totaling $20,125 for educational materials related to the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act of 2002, including database software license.

Tax Fees. The aggregate fees billed in each of 2006 and 2005 for professional services rendered by Crowe Chizek for tax compliance, tax advice or tax planning were $15,250 and $12,175, respectively.

All Other Fees. There were no fees or expenses billed by Crowe Chizek for 2006. For 2005, Crowe Chizek provided services totaling $3,560 related to educational training of members of the Job Evaluation Committee and services totaling $5,000 related to providing summarized statistical industry survey data of salary and wage information.

Notification of Appointment of Independent Registered Public Accounting Firm

     While the Company is not currently considering the appointment of any independent registered public accounting firm other than Crowe Chizek, the Audit Committee has not yet appointed an independent registered public accounting firm for the 2007 fiscal year. The Audit Committee intends to appoint a firm as soon as practicable. Crowe Chizek has served as the Company's independent registered public accounting firm since 1992. The Board of Directors expects representatives of Crowe Chizek will be present at the Annual Meeting. Representatives of Crowe Chizek will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            ANNUAL REPORT - FORM 10-K

     The Company will provide without charge to any shareholder of record on March 20, 2007, on the written request of any such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Exchange Act for the Company's fiscal year ended December 31, 2006. Such written request should be directed to
E. Richard Mahan, Secretary, Ohio Valley Banc Corp., P.O. Box 240, Gallipolis, Ohio 45631, telephone number 1-800-468-6682 or 1-740-446-2631.


                            PROXY STATEMENT PROPOSALS

     Each year, the Board of Directors submits its nominations for election of Directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the proxy materials for action at each year's annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy materials for the 2008 Annual Meeting, presently scheduled for May 7, 2008, must be received by the Company on or before December 19, 2007. A shareholder proposal received after December 19, 2007, but on or before March 3, 2008, will not be included in the proxy materials for the 2008 Annual Meeting, but may still be presented by the shareholder at the 2008 Annual Meeting. The individuals named as proxies for the 2008 Annual Meeting will be entitled to use their discretionary voting authority on proposals received after March 3, 2008, without any discussion of the matter in the Company's proxy materials.

     Shareholders desiring to nominate candidates for election as directors at the 2008 Annual Meeting must follow the procedures described in "ELECTION OF DIRECTORS - Nominating Procedures."

                  REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

     There will be presented at the Annual Meeting the Company's Annual Report for the year ended December 31, 2006, containing financial statements for such year and the signed opinion of Crowe Chizek and Company LLC, independent registered public accounting firm, with respect to such financial statements. The Annual Report is not to be regarded as proxy soliciting material, and the Company's management does not intend to ask, suggest or solicit any action from the shareholders with respect to such Annual Report.

                    DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

     Pursuant to notice delivered to eligible shareholders who share the same address, the Company and a number of brokers send only one proxy statement and the 2006 Annual Report to shareholders residing at the same address, unless different instructions have been received from the affected shareholder. Accordingly, those registered and beneficial shareholders who share an address will receive only one copy of the 2006 Annual Report and this proxy statement. A separate proxy and Notice of Annual Meeting will continue to be included for each shareholder at the shared address.

     Registered shareholders who share an address and would like to receive a separate 2006 Annual Report and/or a separate proxy statement, or have questions regarding the householding process, may contact Deborah A. Carhart, Assistant Vice President, Shareholder Relations, by calling 1-800-468-6682 or
1-740-446-2631; or by a written request addressed to Ms. Carhart at The Ohio Valley Bank Company, P.O. Box 240, Gallipolis, Ohio 45631; or by an e-mail to InvestorRelations@ovbc.com. Promptly upon request, a separate 2006 Annual Report and/or a separate proxy statement will be sent. By contacting Ms. Carhart, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports and proxy statements in the future or (ii) request delivery of a single copy of annual reports or proxy statements in the future if they are receiving multiple copies. Beneficial shareholders should contact their broker/dealers, financial institution, or other record holders for specific information on the householding process as it applies to those beneficial shareholders.

                                  OTHER MATTERS

     The only business which the Company's management intends to present at the Annual Meeting consists of the matters set forth in this proxy statement. The Company's management knows of no other matters to be brought before the Annual Meeting by any other person or group.

     If any other matters should properly come before the Annual Meeting, the proxy holders will vote on those matters in their discretion.

     All duly executed proxies received will be voted.

     Please sign and date the enclosed proxy and mail it promptly in the enclosed envelope.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Jeffrey E. Smith
                                           -------------------------------------
                                           Jeffrey E. Smith
                                           President and Chief Executive Officer

                             OHIO VALLEY BANC CORP.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 9, 2007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Ohio Valley Banc Corp. (the "Company") hereby appoints Thomas E. Wiseman and E. Richard Mahan, and each of them with full power of substitution to each, the true and lawful attorneys and proxies of the undersigned to vote all of the common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Morris and Dorothy Haskins Ariel Theatre, 426 Second Avenue, Gallipolis, Ohio, on Wednesday, May 9, 2007 at 5:00 p.m. Eastern Daylight Saving Time, and at any adjournment(s) thereof, as follows:

1. To elect the following four (4) Directors to the Board of Directors for a term of three years each:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES.

         Steven B. Chapman
         Robert E. Daniel
         Robert H. Eastman
         Jeffrey E. Smith

[ ] Vote For All [ ] Withhold Authority to Vote For all Nominee [ ] Vote for all except _______________

2. In their discretion, the individuals designated to vote this proxy are authorized to vote upon any other matter (none known at the time of solicitation of this proxy) which properly comes before the Annual Meeting or any adjournment thereof.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THIS PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

ALL PROXIES PREVIOUSLY GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING ANNUAL REPORT, NOTICE OF ANNUAL MEETING, AND PROXY STATEMENT FOR THE MAY 9, 2007 MEETING.






          (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

OHIO VALLEY BANC CORP.
420 Third Avenue
P.O. Box 240
Gallipolis, Ohio  45631



                                      No. of OVBC Shares:________
                                      Acct No. ________






Please indicate any address change above.


Please fill in, sign, and return this proxy in the enclosed envelope. Please sign exactly as your name appears hereon. All joint owners should sign. When signing as Attorney, Executor, Administrator, Trustee, or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.



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Shareholder Signature                                           Date



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Shareholder Signature                                           Date